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Nancy Dussault Smith Media Relations iRobot Corp. (781) 418-3323 ndussault@irobot.com	Elise Caffrey Investor Relations iRobot Corp. (781) 418-3003 ecaffrey@irobot.com

iRobot Wins $286 Million U.S. Army Contract

Company Selected to Deliver up to 3,000 Military Robots in Expanded,
Broad-Scale Robot Deployment to U.S. Infantry Forces

BURLINGTON, Mass., Dec. 18, 2007 – iRobot Corp. (Nasdaq: IRBT) today announced it has been awarded the “xBot” contract, a $286 million Indefinite-Delivery/Indefinite-Quantity (IDIQ) contract from the U.S. Army Program Executive Office for Simulation, Training, and Instrumentation (PEO STRI), on behalf of the Robotic Systems Joint Project Office at Redstone Arsenal, Ala. Under the terms of the contract, the Army could order up to 3,000 military robots, spare parts, training and repair services over the next five years.

The award marks a turning point in the way the Army uses robots in combat, which until now have been deployed in limited numbers only to explosive ordnance device (EOD) specialists. With this award, the Army broadens the deployment of robots in larger scale to general infantry forces for a variety of critical missions in addition to EOD. iRobot will immediately begin to deliver the first 101 robots for urgent deployment.

“This new generation of robots is set to arrive in theater and change the way the Army fights,” said Joe Dyer, president of iRobot Government and Industrial Robots. “Robots give our troops the distinct advantage of completing critical missions at a safe distance: more robots create a greater strategic advantage. We are honored to serve our troops by delivering these robots for urgent deployment.”

iRobot was selected to fulfill the contract as the lowest priced, technically qualified bidder deemed able to deliver as a responsible contractor. iRobot’s winning xBot prototype robot is based closely on the combat-proven iRobot® PackBot® military robot platform. xBot is a generic name, and the robots delivered to forces under the contract will be named iRobot PackBot 510 with FasTac Kit. These robots are smaller and lighter than the iRobot PackBot 510, with a robust gripper and an observation mast equipped with a low-light capable zoom camera.

iRobot has delivered more than 1,200 PackBot robots, which are at work conducting dangerous missions while warfighters remain out of harm’s way.

About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE™ Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corporation’s expectations concerning estimates of future revenues, estimates of the size of the markets for its products, its business outlook and business momentum, and the management’s objectives and strategies.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things: our dependence on the U.S. federal government and government contracts and changes in government policies or spending priorities; Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.

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